UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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The following communication was distributed to employees of Norfolk Southern Corporation on March 20, 2024.

Team:

This morning, we announced that John Orr has been appointed executive vice president and chief operating officer of Norfolk Southern, effective immediately. John is a proven scheduled railroading operator with a well-earned reputation for operational excellence, and a track record of driving improvement across multiple Class I railroads. The board and I are confident he is the ideal leader to help accelerate the implementation of our balanced strategy.

In connection with John’s appointment, Paul Duncan departed Norfolk Southern. I want to express my sincere gratitude to Paul for the dedication and passion he brought to our company. He was instrumental in enhancing our safety culture and improving our service product. I know I speak for everyone as we wish him the best in his future endeavors.

John is a fourth-generation railroader and joins us from CPKC, where he served as executive vice president and chief transformation officer. There, he successfully spearheaded the turnaround of their Mexico operations by implementing a high-efficiency operating model. In just four months, he drove a 65% improvement in velocity, a 20% reduction in dwell time, and a 20% improvement in gross ton miles.

Before CPKC, John led the execution of KCS’ service-focused precision railroading initiatives. Under his leadership, KCS saw a 41% improvement in mainline accident rate, an 11% improvement in dwell time and a 1% improvement in train speed. He began his career at Canadian National Railway where he started as a conductor and held increasingly senior roles, including chief safety and sustainability officer and chief transportation officer, and was recognized for driving numerous process improvements, mentoring programs, and progressive safety culture initiatives. While serving as an operations leader under our board member and former CN chief executive officer Claude Mongeau, he helped to drive significant operating and revenue improvements over time.

Importantly, John has a proven ability to build strong relationships with employees, customers, regulators, unions, and industry partners. He was a craft railroader and union leader for first part of his career, serving as a representative for the United Transportation Union for over 15 years. John has transformed safety, service, and process standards in railway operations across the US, Canada, and Mexico. During our conversations with him, it became clear that he greatly admires our company and shares the unwavering commitment to safety and service that drives all of us at Norfolk Southern. You can learn more about John’s impressive background here.

John will report directly to me, and will oversee our railway operations including safety, transportation, network planning and operations, engineering, and equipment maintenance. He will work closely with our full leadership team to safely drive operational performance to close the gap with our peers while also delivering the high level of service our customers know and expect.

Please join me in welcoming John to our team. I look forward to partnering with him as we build a more resilient, efficient, and profitable railroad.

Sincerely,

Alan

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communications are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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